UNITED STATES
SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):

June 26, 2007

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On July 2, 2007, the Registrant issued a press release announcing the retirement of Francis A. Contino, Executive Vice President - Strategic Planning and Chief Financial Officer, effective July 1, 2008.  The Registrant also announced the appointment of Gordon M. Stetz, Jr. as Executive Vice President and Chief Financial Officer, effective November 1, 2007.  Mr. Contino will continue to serve as Executive Vice President — Strategic Planning November 1, 2007 until July 1, 2008.  Mr. Contino has served as Executive Vice President, Chief Financial Officer and a member of the Corporate Board of Directors for the Registrant since 1998 and we are grateful for his dedicated service to McCormick, its employees and stockholders in that role.

Filed with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick Announces Planned Retirement of Executive VP & CFO Francis A. Contino in 2008; Gordon M. Stetz to Become Executive VP & CFO.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On June 26, 2007, the Board of Directors (the “Board”) of McCormick & Company, Incorporated (the “Company”) approved a restatement and amendment to the By-Laws of the Company Restated and Amended as of June 27, 2006, revising Article II, paragraph 4 to state as follows:

“4.           Annual Meeting.  An annual meeting for the election of Directors and for the transaction of such other business as may be properly brought before the meeting shall be held on the first Wednesday in April of every year beginning with the year 2008.”

Previously, an annual meeting was to be held on the last Wednesday in March of every year.  The By-Laws of McCormick & Company, Incorporated Amended and Restated on June 26, 2007, are effective June 26, 2007 and are attached as Exhibit 3(i) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits to this report are listed in Items 5.02 and 5.03 above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: July 2, 2007	By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Exhibit Description

3(i)	The By-Laws of McCormick & Company, Incorporated Amended and Restated on June 26, 2007

99.1	Copy of the press release labeled “McCormick Announces Planned Retirement of Executive VP & CFO Francis A. Contino in 2008; Gordon M. Stetz to Become Executive VP & CFO”